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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES


Name                               Jurisdiction of Incorporation
----                               -----------------------------

InfoWide, Inc.                     Delaware

Evolve Software, Ltd.              United Kingdom